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                                                                   EXHIBIT 10.43

                             CHOLESTECH CORPORATION

                      CHANGE OF CONTROL SEVERANCE AGREEMENT

         This Change of Control Severance Agreement (the "Agreement") is made and entered into effective as of July 31, 2001 (the "Effective Date"), by and between William W. Burke (the "Employee") and Cholestech Corporation, a California corporation (the "Company"). Certain capitalized terms used in this Agreement are defined in Section 1 below.

                                 R E C I T A L S

         A. It is expected that the Company from time to time will consider the possibility of a Change of Control. The Board of Directors of the Company (the "Board") recognizes that such consideration can be a distraction to the Employee and can cause the Employee to consider alternative employment opportunities.

         B. The Board believes that it is in the best interests of the Company and its shareholders to provide the Employee with an incentive to continue his employment and to maximize the value of the Company upon a Change of Control for the benefit of its shareholders.

         C. In order to provide the Employee with enhanced financial security and sufficient encouragement to remain with the Company notwithstanding the possibility of a Change of Control, the Board believes that it is imperative to provide the Employee with certain severance benefits upon the Employee's termination of employment following a Change of Control.

                                    AGREEMENT

         In consideration of the mutual covenants herein contained and the continued employment of the Employee by the Company, the parties agree as follows:

         1. Definition of Terms. The following terms referred to in this Agreement shall have the following meanings:

                  (a) Cause. "Cause" shall mean (i) any act of personal dishonesty taken by the Employee in connection with his responsibilities as an employee which is intended to result in substantial personal enrichment of the Employee, (ii) the Employee's conviction of a felony which the Board reasonably believes has had or will have a material detrimental effect on the Company's reputation or business, (iii) a willful act by the Employee which constitutes misconduct and is injurious to the Company, or (iv) continued willful violations by the Employee of the Employee's obligations to the Company after there has been delivered to the Employee a written demand for performance from the Company which describes the basis for the Company's belief that the Employee has not substantially performed his duties.

                  (b) Change of Control. "Change of Control" shall mean the occurrence of any of the following events:

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                           (i)      the approval by shareholders of the Company
of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

                           (ii)     any approval by the shareholders of the
Company of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets;

                           (iii)    any "person" (as such term is used in
Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becoming the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company's then outstanding voting securities; or

                           (iv)     a change in the composition of the Board, as
a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with any transaction described in subsections (i), (ii) or (iii) or in connection with an actual or threatened proxy contest relating to the election of directors of the Company.

                  (c) Compensation Continuation Period. "Compensation Continuation Period" shall mean the period of time commencing with termination of the Employee's employment as a result of Involuntary Termination at any time within 12 months after a Change of Control and ending with the date 18 months following the date of the Employee's Involuntary Termination.

                  (d) Involuntary Termination. "Involuntary Termination" shall mean (i) without the Employee's express written consent, a significant reduction of the Employee's duties, position or responsibilities relative to the Employee's duties, position or responsibilities in effect immediately prior to such reduction, or the removal of the Employee from such position, duties and responsibilities, unless the Employee is provided with comparable duties, position and responsibilities; provided, however, that a reduction in duties, position or responsibilities solely by virtue of the Company being acquired and made part of a larger entity (as, for example, when the Chief Executive Officer of the Company remains as such following a Change of Control but is not made the Chief Executive Officer of the acquiring corporation) shall not constitute an Involuntary Termination; (ii) without the Employee's express written consent, a substantial reduction, without good business reasons, of the facilities and perquisites (including office space and location) available to the Employee immediately prior to such reduction; (iii) without the Employee's express written consent, a reduction by the Company of the Employee's base salary or target bonus as in effect immediately prior to such reduction; (iv) without the Employee's express written consent, a material reduction by the Company in the kind or level of employee benefits to which the Employee is entitled immediately prior to such reduction with the result that the Employee's overall benefits

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package is significantly reduced; (v) without the Employee's express written consent, the relocation of the Employee on a full-time basis to a facility or a location more than thirty (30) miles from Dallas, Texas; (vi) any purported termination of the Employee by the Company which is not effected for Cause or for which the grounds relied upon are not valid; or (vii) the failure of the Company to obtain the assumption of this Agreement by any successors contemplated in Section 7 below.

         2. Term of Agreement. This Agreement shall terminate upon the date that all obligations of the parties hereto under this Agreement have been satisfied or, if earlier, on the date, prior to a Change of Control, the Employee is no longer employed by the Company.

         3. At-Will Employment. The Company and the Employee acknowledge that the Employee's employment is and shall continue to be at-will, as defined under applicable law. If the Employee's employment terminates for any reason, the Employee shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement, or as may otherwise be established under the Company's then existing employee benefit plans or policies at the time of termination.

         4.       Change of Control and Severance Benefits.

                  (a) Option Acceleration. If the Employee's employment with the Company terminates as a result of an Involuntary Termination at any time within twelve (12) months after a Change of Control, then one hundred percent (100%) of the shares subject to all options granted to the Employee by the Company and still outstanding (the "Options") shall immediately become vested and exercisable in full upon such Involuntary Termination. Such vested shares shall continue to be subject to the terms and conditions of the Company's stock option plans and the applicable option agreements between the Employee and the Company.

                  (b)      Termination Following A Change of Control.

                           (i)      Severance Payment Upon Involuntary
Termination. If the Employee's employment with the Company terminates as a result of an Involuntary Termination at any time within twelve (12) months after a Change of Control, then the Employee shall be entitled to receive a severance payment in an amount equal to 18 months of the Employee's base salary as in effect immediately prior to the Involuntary Termination. Such severance payment shall be in lieu of any other severance payment to which the Employee shall be entitled pursuant to any employment agreement, offer letter or the Company's then existing severance plans and policies. Such severance payment shall be payable over a period of 18 months commencing on the date of the Involuntary Termination in accordance with the Company's normal payment practices. In addition, during the Compensation Continuation Period, the Company shall continue to make available to the Employee and Employee's spouse and dependents covered under any group health plans or life insurance plans of the Company on the date of such termination of employment, all group health, life and other similar insurance plans in which Employee or such covered dependents participate on the date of the Employee's termination; provided, however, that (i) the Employee constitutes a qualified beneficiary, as defined in Section 4980B(g)(1) of the Internal Revenue Code of 1986, as amended; and (ii) the Employee elects continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), within the time period prescribed pursuant to COBRA.

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                           (ii)     Voluntary Resignation or Termination for
Cause. If the Employee's employment with the Company terminates as a result of the Employee's voluntary resignation which is not an Involuntary Termination or if the Employee is terminated for Cause at any time after a Change of Control, then the Employee shall not be entitled to receive severance or other benefits hereunder, but may be eligible for those benefits (if any) as may then be established under the Company's then existing severance and benefits plans and policies at the time of such termination.

                  (c) Disability or Death. If the Employee's employment with the Company terminates due to the Employee's death or disability following a Change of Control, then the Employee shall not be entitled to receive severance or other benefits hereunder, except for those (if any) as may be then established under the Company's then existing severance and benefits plans and policies at the time of such disability or death. In the event of the Employee's death or disability after the termination of the Employee's employment with the Company as a result of an Involuntary Termination within twelve (12) months of a Change of Control, the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees shall be entitled to receive severance or other benefits hereunder.

                  (d) Accrued Wages and Vacation; Expenses. Without regard to the reason for, or the timing of, the Employee's termination of employment:
(i) the Company shall pay the Employee any unpaid base salary due for periods prior to the date of termination; (ii) the Company shall pay the Employee all of the Employee's accrued and unused vacation through the date of termination; and
(iii) following submission of proper expense reports by the Employee, the Company shall reimburse the Employee for all expenses reasonably and necessarily incurred by the Employee in connection with the business of the Company prior to the date of termination. These payments shall be made promptly upon termination and within the period of time mandated by law.

         5.       Conditional Nature of Severance Payments.

                  (a) Non-Compete. The Employee acknowledges that the nature of the Company's business is such that if the Employee were to become employed by, or substantially involved in, the business of a competitor of the Company during the 24 months following the termination of the Employee's employment with the Company, it would be very difficult for the Employee not to rely on or use the Company's trade secrets and confidential information. Thus, to avoid the inevitable disclosure of the Company's trade secrets and confidential information, the Employee agrees and acknowledges that the Employee's right to receive the severance payments set forth in Section 4 (to the extent the Employee is otherwise entitled to such payments) shall be conditioned upon the Employee not directly or indirectly engaging in (whether as an employee, consultant, agent, proprietor, principal, partner, stockholder, corporate officer, director or otherwise), nor having any ownership interested in or participating in the financing, operation, management or control of, any person, firm, corporation or business that is a customer of the Company or whose business is the design, production and delivery of diagnostic test systems and services. Upon any breach of this section, all severance payments pursuant to this Agreement shall immediately cease.

                  (b) Non-Disparagement. The Employee agrees to refrain from any defamation, libel or slander of the Company and its respective officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations and assigns or tortious interference with the contracts and relationships of the Company

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and its respective officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations and assigns.

                  (c) Understanding of Covenants. The Employee represents that he (i) is familiar with the foregoing covenants not to compete and not to disparage, and (ii) is fully aware of his obligations hereunder, including, without limitation, the reasonableness of the length of time, scope and geographic coverage of the covenant not to compete.

         6. Limitation on Payments. In the event that the benefits provided for in this Agreement or otherwise payable to the Employee (i) constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) but for this
Section 6, would be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then the Employee's benefits hereunder shall be either

                  (a)      delivered in full, or

                  (b) delivered as to such lesser extent which would result in no portion of such severance benefits being subject to the Excise Tax,

                  whichever of the foregoing amounts, taking into account the applicable federal, state and local income and employment taxes and the Excise Tax, results in the receipt by the Employee on an after-tax basis, of the greatest amount of severance benefits, notwithstanding that all or some portion of such benefits may be taxable under the Excise Tax. Unless the Company and the Employee otherwise agree in writing, any determination required under this
Section 6 shall be made in writing in good faith by the accounting firm serving as the Company's independent public accountants immediately prior to the Change of Control (the "Accountants"). For purposes of making the calculations required by this Section 6, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of the Code. The Company and the Employee shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 6.

         7.       Successors.

                  (a) Company's Successors. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the Company's obligations under this Agreement and agree expressly to perform the Company's obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this subsection (a) or which becomes bound by the terms of this Agreement by operation of law.

                  (b) Employee's Successors. Without the written consent of the Company, the Employee shall not assign or transfer this Agreement or any right or obligation under this Agreement

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to any other person or entity. Notwithstanding the foregoing, the terms of this
Agreement and all rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

         8.       Notices.

                  (a) General. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him at the home address that he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

                  (b) Notice of Termination. Any termination by the Company for Cause or by the Employee as a result of a voluntary resignation or an Involuntary Termination shall be communicated by a notice of termination to the other party hereto given in accordance with this Section. Such notice shall indicate the specific termination provision in this Agreement relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated. The failure by the Employee to include in the notice any fact or circumstance which contributes to a showing of Involuntary Termination shall not waive any right of the Employee hereunder or preclude the Employee from asserting such fact or circumstance in enforcing his rights hereunder.

         9. Execution of Release Agreement upon Termination. As a condition of entering into this Agreement and receiving the benefits under
Section 4, the Employee agrees to execute and not revoke a release of claims agreement substantially in the form attached hereto as Exhibit A upon the termination of his employment with the Company.

         10.      Arbitration.

                  (a) Except as provided in Section 10(d) below, any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof, shall be settled by binding arbitration to be held in Palo Alto, California, in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

                  (b) The arbitrator(s) shall apply California law to the merits of any dispute or claim, without reference to conflicts of law rules. The arbitration proceedings shall be governed by federal arbitration law and by the Rules, without reference to state arbitration law. The Employee hereby consents to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

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                  (c)      The Employee understands that nothing in this Section
modifies the Employee's at-will employment status. Either the Employee or the Company can terminate the employment relationship at any time, with or without cause.

                  (d) THE EMPLOYEE HAS READ AND UNDERSTANDS THIS SECTION, WHICH DISCUSSES ARBITRATION. THE EMPLOYEE UNDERSTANDS THAT SUBMITTING ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF TO BINDING ARBITRATION TO THE EXTENT PERMITTED BY LAW, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF THE EMPLOYEE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EMPLOYEE RELATIONSHIP, INCLUDING BUT NOT LIMITED TO, THE FOLLOWING
CLAIMS:

                           (i)      ANY AND ALL CLAIMS FOR WRONGFUL DISCHARGE OF
EMPLOYMENT; BREACH OF CONTRACT, BOTH EXPRESS AND IMPLIED; BREACH OF THE COVENANT OF GOOD FAITH AND FAIR DEALING, BOTH EXPRESS AND IMPLIED; NEGLIGENT OR INTENTIONAL INFLICTION OF EMOTIONAL DISTRESS; NEGLIGENT OR INTENTIONAL MISREPRESENTATION; NEGLIGENT OR INTENTIONAL INTERFERENCE WITH CONTRACT OR PROSPECTIVE ECONOMIC ADVANTAGE; AND DEFAMATION.

                           (ii)     ANY AND ALL CLAIMS FOR VIOLATION OF ANY
FEDERAL STATE OR MUNICIPAL STATUTE, INCLUDING, BUT NOT LIMITED TO, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE CIVIL RIGHTS ACT OF 1991, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE FAIR LABOR STANDARDS ACT, THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, AND LABOR CODE SECTION 201, et seq;

                           (iii)    ANY AND ALL CLAIMS ARISING OUT OF ANY OTHER
LAWS AND REGULATIONS RELATING TO EMPLOYMENT OR EMPLOYMENT DISCRIMINATION.

         11.      Miscellaneous Provisions.

                  (a) Mitigation. The Employee shall not be required to mitigate the amount of any payment contemplated by this Agreement, nor shall any such payment be reduced by any earnings that the Employee may receive from any other source. However, the Employee shall not be entitled to receive the health coverage and benefits contemplated by this Agreement in the event that the Employee receives similar health coverage and benefits as a result of new employment during the Compensation Continuation Period.

                  (b) Waiver. No provision of this Agreement may be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by

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the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

                  (c) Integration. This Agreement represents the entire agreement and understanding between the parties with respect to the subject matter herein and supersedes all prior or contemporaneous agreements, offer letters, resolutions of the Company's Board of Directors, understandings and arrangements, whether written or oral, regarding the same.

                  (d) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the internal substantive laws, but not the conflicts of law rules, of the State of California.

                  (e) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

                  (f) Employment Taxes. All payments made pursuant to this Agreement shall be subject to withholding of applicable income and employment taxes.

                  (g) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

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         IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

COMPANY:                               CHOLESTECH CORPORATION

                                       By:     /s/ Warren E. Pinckert II
                                               --------------------------------

                                       Title:  President

EMPLOYEE:                              /s/ William W. Burke
                                       -----------------------------------------
                                       William W. Burke

                                      -5-

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                                    EXHIBIT A

                        FORM RELEASE OF CLAIMS AGREEMENT

         This Release of Claims Agreement (this "Agreement") is made and entered into by and between Cholestech Corporation (the "Company") and William W. Burke (the "Employee").

         WHEREAS, the Employee was employed by the Company; and

         WHEREAS, the Company (or the Company's predecessor) and the Employee have entered into a Change of Control Severance Agreement effective as of __________, 2001 (the "Severance Agreement").

         NOW THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Employee (collectively referred to as the "Parties") desiring to be legally bound do hereby agree as follows:

         1. Termination. The Employee's employment with the Company terminated on ___________, 20__.

         2. Consideration. Subject to and in consideration of the Employee's release of claims as provided herein, the Company has agreed to pay the Employee certain benefits and the Employee has agreed to provide certain benefits to the Company, both as set forth in the Severance Agreement.

         3. Payment of Salary. The Employee acknowledges and represents that the Company has paid all salary, wages, bonuses, accrued vacation, commissions and any and all other benefits due to the Employee.

         4. Release of Claims. The Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to the Employee by the Company. The Employee, on his own behalf and his respective heirs, family members, executors and assigns, hereby fully and forever releases the Company and its past, present and future officers, agents, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, parents, predecessor and successor corporations, and assigns, from, and agrees not to sue or otherwise institute or cause to be instituted any legal or administrative proceedings concerning any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that he may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date (as defined below) of this Agreement including, without limitation:

                  (a) any and all claims relating to or arising from the Employee's employment relationship with the Company and the termination of that relationship;

                  (b) any and all claims relating to, or arising from, the Employee's right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law and securities fraud under any state or federal law;

                  (c) any and all claims for wrongful discharge of employment, termination in violation of public policy, discrimination, breach of contract (both express and implied), breach of a covenant of good faith and fair dealing (both express and implied), promissory estoppel, negligent or intentional infliction of emotional distress, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment and conversion;

                  (d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, the California Fair Employment and Housing Act, and Labor Code Section 201, et seq. and Section 970, et seq. and all amendments to each such Act as well as the regulations issued thereunder;

                  (e) any and all claims for violation of the federal or any state constitution;

                  (f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

                  (g)      any and all claims for attorneys' fees and costs.

                  The Employee agrees that the release set forth in this Section 4 shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.

         5. Acknowledgment of Waiver of Claims under ADEA. The Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. The Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. The Employee acknowledges that the consideration given for this waiver and release agreement is in addition to anything of value to which the Employee was already entitled. The Employee further acknowledges that he has been advised by this writing that (a) he should consult with an attorney prior to executing this Agreement; (b) he has at least twenty-one (21) days within which to consider this Agreement; (c) he has seven (7) days following the execution of this Agreement by the Parties to revoke the Agreement; and (d) this Agreement shall not be effective until the revocation period has expired. Any revocation should be in writing and delivered to the Company by the close of business on the seventh (7th) day from the date that the Employee signs this Agreement.

         6. Civil Code Section 1542. The Employee represents that he is not aware of any claims against the Company other than the claims that are released by this Agreement. The Employee acknowledges that he has been advised by legal counsel and is familiar with the provisions of California Civil Code
Section 1542, which provides as follows:

                  A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

                  The Employee, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

         7. No Pending or Future Lawsuits. The Employee represents that he has no lawsuits, claims or actions pending in his name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein. The Employee also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein.

         8. Confidentiality. The Employee agrees to use his best efforts to maintain in confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as "Release Information"). The Employee agrees to take every reasonable precaution to prevent disclosure of any Release Information to third parties and agrees that there will be no publicity, directly or indirectly, concerning any Release Information. The Employee agrees to take every precaution to disclose Release Information only to those attorneys, accountants, governmental entities and family members who have a reasonable need to know of such Release Information.

         9. No Cooperation. The Employee agrees he will not act in any manner that might damage the business of the Company. The Employee agrees that he will not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges or complaints by any third party against the Company and/or any officer, director, employee, agent, representative, shareholder or attorney of the Company, unless under a subpoena or other court order to do so.

         10. Costs. The Parties shall each bear their own costs, expert fees, attorneys' fees and other fees incurred in connection with this Agreement.

         11. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. The Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement.

         12. No Representations. The Employee represents that he has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

         13. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

         14. Entire Agreement. This Agreement and the Severance Agreement and the agreements and plans referenced therein represent the entire agreement and understanding between the Company and the Employee concerning the Employee's separation from the Company, and supersede and replace any and all prior agreements and understandings concerning the Employee's relationship with the Company and his compensation by the Company. This Agreement may only be amended in writing signed by the Employee and an executive officer of the Company.

         15. Governing Law. This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of the State of California.

         16. Effective Date. This Agreement is effective eight (8) days after it has been signed by the Parties (the "Effective Date").

         17. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

         18. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

                  (a)      They have read this Agreement;

                  (b) They have been represented in the preparation, negotiation and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

                  (c) They understand the terms and consequences of this Agreement and of the releases it contains; and

                  (d) They are fully aware of the legal and binding effect of this Agreement.

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

         IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

                                               CHOLESTECH CORPORATION

                                               By:    __________________________

                                               Title: __________________________

                                               Date:  __________________________

                                               EMPLOYEE

                                               _________________________________
                                               William W. Burke

                                               Date:  __________________________

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